Name and address of other reporting person:
Merrill Lynch Ventures, LLC
4 World Financial Center
New York, NY 10080

1. Title of Security (Instr. 4)	2. Amount of Securities Beneficially Owned (Instr. 4)	3. Ownership Form: Direct (D) or Indirect (I) (Instr. 5)	4. Nature of Indirect Beneficial Ownership (Instr. 5)
Common Stock	1,194	I	(1)
1. Title of Derivative Security (Instr. 4)	2. Date Exer- cisable and Expiration Date (Month/Day Year)		3. Title and Amount of Securities Underlying Derivative Security (Instr. 4)		4. Conversion or Exercise Price of Derivative Security	5. Ownership Form of Derivative Security: Direct (D) or	6. Nature of Indirect Beneficial Ownership (Instr. 5)
	Date Exer-cisable	Expiration Date	Title	Amount or Number of Shares		Indirect (I) (Instr. 5)
Series G Preferred Stock	(4)	(2)	Common Stock	971,038	(3)	I	(1)
Series H Preferred Stock	(4)	(2)	Common Stock	698,057	(3)	I	(1)
Common Stock Warrant	1/25/2002	1/25/2007	Common Stock	12	$1,050.00	I	(1)

(1)     The Reporting Person disclaims beneficial ownership of these securities, and this report shall not be deemed an admission that the Reporting Person was the beneficial owner of such securities for purposes of Section 16 or for any other purpose. All such shares were held of record by a partnership for which the Reporting Person acts as general partner.

(2)     All of the Preferred Stock of the Issuer held, directly or indirectly, by the Reporting Person as of the date hereof, automatically convert into common stock of the Issuer upon the closing of the Issuer's initial public offering, in each case into the number of shares of common stock listed in column 3, which is obtained by multiplying by the number of Preferred Stock by the conversion rate listed in column 4. Such automatic conversion upon the Issuer's initial public offering is for no additional consideration.

(3)     1-for-3.5

(4)     Immediate

By: /s/ Frank J. Marinaro
 Name: Frank J. Marinaro
Title: Vice President

Name and address of other reporting person:
Merrill Lynch Group, Inc.
4 World Financial Center
New York, NY 10080

1. Title of Security (Instr. 4)	2. Amount of Securities Beneficially Owned (Instr. 4)	3. Ownership Form: Direct (D) or Indirect (I) (Instr. 5)	4. Nature of Indirect Beneficial Ownership (Instr. 5)
Common Stock	1,194	I	(1)
1. Title of Derivative Security (Instr. 4)	2. Date Exer- cisable and Expiration Date (Month/Day Year)		3. Title and Amount of Securities Underlying Derivative Security (Instr. 4)		4. Conversion or Exercise Price of Derivative Security	5. Ownership Form of Derivative Security: Direct (D) or	6. Nature of Indirect Beneficial Ownership (Instr. 5)
	Date Exer-cisable	Expiration Date	Title	Amount or Number of Shares		Indirect (I) (Instr. 5)
Series G Preferred Stock	(4)	(2)	Common Stock	971,038	(3)	I	(1)
Series H Preferred Stock	(4)	(2)	Common Stock	698,057	(3)	I	(1)
Common Stock Warrant	1/25/2002	1/25/2007	Common Stock	12	$1,050.00	I	(1)

(1)     The Reporting Person disclaims beneficial ownership of these securities, and this report shall not be deemed an admission that the Reporting Person was the beneficial owner of such securities for purposes of Section 16 or for any other purpose. All such shares were held of record by a partnership for which a subsidiary of the Reporting Person acts as general partner.

(2)      All of the Preferred Stock of the Issuer held, directly or indirectly, by the Reporting Person as of the date hereof, automatically convert into common stock of the Issuer upon the closing of the Issuer's initial public offering, in each case into the number of shares of common stock listed in column 3, which is obtained by multiplying by the number of Preferred Stock by the conversion rate listed in column 4. Such automatic conversion upon the Issuer's initial public offering is for no additional consideration.

(3)      1-for-3.5

(4)      Immediate

By: /s/ Frank J. Marinaro
 Name: Frank J. Marinaro
Title: Attorney-in-Fact

Name and address of other reporting person:
Merrill Lynch Ventures L.P. 2001
4 World Financial Center
New York, NY 10080

1. Title of Security (Instr. 4)	2. Amount of Securities Beneficially Owned (Instr. 4)	3. Ownership Form: Direct (D) or Indirect (I) (Instr. 5)	4. Nature of Indirect Beneficial Ownership (Instr. 5)
Common Stock	1,194	I	(1)
1. Title of Derivative Security (Instr. 4)	2. Date Exer- cisable and Expiration Date (Month/Day Year)		3. Title and Amount of Securities Underlying Derivative Security (Instr. 4)		4. Conversion or Exercise Price of Derivative Security	5. Ownership Form of Derivative Security: Direct (D) or	6. Nature of Indirect Beneficial Ownership (Instr. 5)
	Date Exer-cisable	Expiration Date	Title	Amount or Number of Shares		Indirect (I) (Instr. 5)
Series G Preferred Stock	(2)	(1)	Common Stock	971,038	(3)	(D)
Series H Preferred Stock	(2)	(1)	Common Stock	698,057	(3)	(D)
Common Stock Warrant	1/25/2002	1/25/2007	Common Stock	12	$1,050.00	(D)

(1)      All of the Preferred Stock of the Issuer held, directly or indirectly, by the Reporting Person as of the date hereof, automatically convert into common stock of the Issuer upon the closing of the Issuer's initial public offering, in each case into the number of shares of common stock listed in column 3, which is obtained by multiplying by the number of Preferred Stock by the conversion rate listed in column 4. Such automatic conversion upon the Issuer's initial public offering is for no additional consideration.

(2)      Immediate

(3)      1-for-3.5

By: Merrill Lynch Ventures, LLC

By: /s/ Frank J. Marinaro
 Name: Frank J. Marinaro
Title: Vice President